Exhibit 99.1

GNB FINANCIAL SERVICES, INC.	RIVERVIEW FINANCIAL CORPORATION

Contacts:

Wesley M. Weymers	Brett D. Fulk
President and Chief Executive Officer	President and Chief Executive Officer
GNB Financial Services, Inc.	Riverview Financial Corporation
(717) 365-3181	(717) 827-4042

FOR IMMEDIATE RELEASE

THE GRATZ BANK TO ACQUIRE THE TREVORTON BRANCH

OF RIVERVIEW BANK

GRATZ, PA, June 12, 2019 – GNB Financial Services, Inc., the parent company of The Gratz Bank, and Riverview Financial Corporation, the parent company of Riverview Bank, jointly announced today the execution of a definitive agreement whereby The Gratz Bank will acquire the Trevorton Branch and its deposits and customers of Riverview Bank located at 450 West Shamokin Street, Trevorton, PA. The transaction is subject to regulatory approvals and other customary closing conditions. Currently, the transaction is expected to close late in the fourth quarter of 2019. Riverview Bank’s Trevorton Branch customers will be receiving additional information related to the sale in the near future. Terms of the transaction were not announced. Upon completion of the transaction, The Gratz Bank will operate six branch locations and a loan production office.

Bybel Rutledge LLP is serving as legal counsel to GNB Financial Services, Inc. and The Gratz Bank. Barley Snyder is serving as legal counsel and Janney Montgomery Scott LLC is serving as financial advisor to Riverview Financial Corporation and Riverview Bank.

About GNB Financial Services, Inc.

GNB Financial Services, Inc., is a bank holding company with consolidated assets of approximately $350 million that provides financial services through The Gratz Bank. The Gratz Bank is a full-service bank that provides consumers and businesses with loans, deposit accounts, and other financial services. Offices are located in Central Pennsylvania in Gratz, Valley View, Herndon, Yorkville, and Minersville, covering three counties. The Gratz Bank also operates a loan production office in State College, Centre County.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 28 community banking offices and four limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth and Trust Management divisions of Riverview Bank, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

Caution Regarding Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in our market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations, specifically the impact of the Tax Cut and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; ineffectiveness of the business strategy due to changes in current or future market conditions; the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, general economic conditions. We do not revise or update these forward-looking statements to reflect events or changed circumstances.